Exhibit 23.02

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Heidrick & Struggles, International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-181712, No. 333-147476, No. 333-130143, No. 333-82424, No. 333-58118, No. 333-32544, No. 333-73443 and No. 333-225436) on Form S-8 of Heidrick & Struggles International, Inc. of our report dated March 13, 2018, with respect to the consolidated balance sheet of Heidrick & Struggles International, Inc. as of December 31, 2017, and the related consolidated statements of comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes, before the effects of the adjustments to retrospectively apply the changes in accounting described in Note 2 and Note 18 to the consolidated financial statements, which report appears in the December 31, 2018 annual report on Form 10‑K of Heidrick & Struggles International, Inc.

/s/ KPMG LLP
Chicago, Illinois
February 26, 2019